                             MEMORANDUM OF AGREEMENT

      This Memorandum of Agreement is entered into as of this 1st day of January, 2005, between AIM Variable Insurance Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("AIM Distributors").

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM Distributors agree as follows:

      The Trust and AIM Distributors agree, until the date set forth on the attached Exhibit "A" (the "Expiration Date"), that AIM Distributors will waive its Rule 12b-1 fees to the extent that the expenses (excluding (i) interest;
(ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from each Fund's day-to-day operations), or items designated as such by the Funds' Board of Trustees; (v) expenses related to a merger or reorganization, as approved by the Funds' Board of Trustees; and (vi) expenses that each Fund has incurred but did not actually pay because of an expense offset arrangement) of a class of a Fund, taking into account any fee waivers or expense reimbursements by A I M Advisors, Inc. that are applicable to such class, exceed the rate, on an annualized basis, set forth on Exhibit "A" of the average daily net assets allocable to such class. The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date set forth on Exhibit "A" only by mutual written consent. AIM Distributors will not have any right to reimbursement of any amount so waived.

      The Trust and AIM Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. The waivers or expense limitations will expire upon the Expiration Date unless the Trust and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

      IN WITNESS WHEREOF, the Trust and AIM Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                     AIM Variable Insurance
                                     Funds, on behalf of each
                                     Fund listed in Exhibit "A"
                                     to this Memorandum of
                                     Agreement

                                     By:    /s/ Robert H. Graham
                                            ----------------------------------

                                     Title: President

                                            A I M Distributors, Inc.

                                     By:    /s/ Gene L. Needles
                                            ----------------------------------

                                     Title: President

                                   EXHIBIT "A"

                          AIM VARIABLE INSURANCE FUNDS

           FUND                           EXPENSE LIMITATION        EXPIRATION DATE
-------------------------------------  ---------------------------  ---------------
AIM V.I. Aggressive Growth Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Balanced Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Basic Value Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Blue Chip Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Capital Appreciation Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Capital Development Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Core Equity Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Core Stock Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Dent Demographic Trends Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Diversified Income Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Dynamics Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

           FUND                           EXPENSE LIMITATION        EXPIRATION DATE
-------------------------------------  ---------------------------  ---------------
AIM V.I. Financial Services Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Government Securities Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Growth Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Health Sciences Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. High Yield Fund
        Series II                      Total Annual Fund Operating  April 30, 2006
                                       Expenses Limited to 1.20%

AIM V.I. International Growth Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Large Cap Growth Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Leisure Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Mid Cap Core Equity Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Money Market Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Premier Equity Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Real Estate Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

           FUND                           EXPENSE LIMITATION        EXPIRATION DATE
-------------------------------------  ---------------------------  ---------------
AIM V.I. Small Cap Equity Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Small Company Growth Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Technology Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Total Return Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%

AIM V.I. Utilities Fund
        Series II                      Total Annual Fund Operating   April 30, 2006
                                       Expenses Limited to 1.45%